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                                                                     EXHIBIT 23



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Discount Auto Parts, Inc. of our report dated June 30, 2000, included in the 2000 Annual Report to Stockholders of Discount Auto Parts, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51244) pertaining to the Discount Auto Parts, Inc. 1992 Team Members Stock Purchase Plan, in the Registration Statement (Form S-8 No 333-55512) pertaining to the Discount Auto Parts, Inc. 1992 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-84058) pertaining to the Discount Auto Parts, Inc. Non Employee Director Plan, and in the Registration Statement (Form S-8 No. 333-91311) pertaining to the Discount Auto Parts, Inc. Amended and Restated 1995 Stock Option Plan, of our report dated June 30, 2000, with respect to the consolidated financial statements of Discount Auto Parts, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended May 30, 2000.




Tampa, Florida
August 23, 2000